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                                                                EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23313) pertaining to the Canmax Inc. Stock Option Plan and the Registration Statement (Form S-3 No. 333-33523) pertaining to 863,364 shares of Canmax Inc. common stock of our report dated April 3, 1998, with respect to the consolidated financial statements of USCommunication Services, Inc. included in Amendment No. 1 to Current Report on Form 8-K dated January 30, 1998, filed with the Securities and Exchange Commission on or about April 15, 1998.

                                           ERNST & YOUNG LLP

San Diego, California
April 13, 1998